News from

Buckeye

FOR IMMEDIATE RELEASE
                Contact:                                              Steve Dean
                                    Sr. Vice President
                           and Chief Financial Officer
              901-320-8352
                                                                          Daryn Abercrombie
                                                                         Investor Relations
                                                                        901-320-8908
                                                                                        Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FLORIDA FACILITY RESUMING OPERATION FOLLOWING POWER FAILURE

MEMPHIS, TN February 21, 2012 - Buckeye Technologies Inc. (NYSE:BKI)  today announced that its Foley Plant in Perry, Florida, which manufactures specialty wood cellulose and fluff pulp, is returning to normal operation following a power failure and electrical surge that occurred last Friday, February 17.  The power failure was triggered by a malfunction in a high voltage electrical line and subsequent transformer failure in its power house.  This resulted in the unplanned, complete shutdown of the facility.  Power has been fully restored to the facility, and one of the plant’s two production lines resumed operation at normal rates on Sunday.  Company officials are targeting for the second line to resume normal operation on Wednesday, February 22.

Buckeye Chairman and CEO John B. Crowe said, "While this is an unfortunate event, I appreciate the efforts of our employees and contractors with a rapid and around the clock effort to return the plant to normal operations.  Resources have performed in a safe manner to identify the damaged equipment and make the necessary repairs. We are working with all of our customers and anticipate no major customer issues from this event. The Foley Plant remains in a sold out position and we believe current inventory levels are adequate to cover the production losses for the near term.  Our highest priority is to safely return the plant to full operation.”

The Company indicated that it presently is unable to fully quantify the financial impact of the event.  However, depending on the timing of returning to full production, the Company estimates that the financial impact of the outage, excluding the effect of any insurance proceeds, could be in the range of a $5 to $6 million reduction in pretax operating income, most of which would impact the quarter ending March 31.  The Company reported that it has property loss and business interruption insurance with a single $2 million deductible and believes based on discussions with its insurance broker that this event is a covered loss.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA.  The Company currently operates facilities in the United States, Germany, and Canada.  Its products are sold worldwide to makers of consumer and industrial goods.

This press release contains forward-looking statements within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue (or the negative or other derivatives of each of these terms or similar terminology). The “forward-looking statements” include, without limitation, statements regarding the expectation for returning the Foley plant to full operation. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and other period filings with the Securities and Exchange Commission.